EXHIBIT 23.1

CONSENT OF ATTORNEYS

Reference is made to the Registration Statement of Flexible Solutions International, Inc. on Form S-4 whereby the Company proposes to issue 11,630,991 shares of its common stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued.

We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued.

Very truly yours,

HART & HART, LLC

/s/ William T. Hart
William T. Hart

Denver, Colorado

May 21, 2018